Appian Announces Fourth Quarter and Full Year 2018 Financial Results
Fourth quarter subscription revenue increased 44% year-over-year to $33.8 million
Fourth quarter total revenue increased 19% year-over-year to $60.2 million

Reston, VA – February 21, 2019 – Appian (Nasdaq: APPN) today announced financial results for the fourth quarter and full year ended December 31, 2018.
"Appian is the first and only company to go public as a low-code vendor so far. Our growth in 2018 demonstrates our leadership in the low-code industry," said Matt Calkins, CEO & Founder.
Fourth Quarter 2018 Financial Highlights:
•Revenue: Subscription revenue was $33.8 million for the fourth quarter of 2018, up 44% compared to the fourth quarter of 2017. Total subscriptions, software and support revenue increased 38% year-over-year to $35.1 million for the fourth quarter of 2018. Professional services revenue was $25.1 million for the fourth quarter of 2018, compared to $25.2 million for the fourth quarter of 2017. Total revenue was $60.2 million for the fourth quarter of 2018, up 19% compared to the fourth quarter of 2017. Subscription revenue retention rate was 117% as of December 31, 2018.

•Operating loss and non-GAAP operating loss: GAAP operating loss was $(13.3) million for the fourth quarter of 2018, compared to $(7.0) million for the fourth quarter of 2017. Non-GAAP operating loss was $(8.5) million for the fourth quarter of 2018, compared to $(4.9) million for the fourth quarter of 2017.

•Net loss and non-GAAP net loss: GAAP net loss was $(13.9) million for the fourth quarter of 2018, compared to $(6.9) million for the fourth quarter of 2017. GAAP net loss per share attributable to common stockholders was $(0.22) for the fourth quarter of 2018 based on 63.8 million weighted-average shares outstanding, compared to $(0.11) for the fourth quarter of 2017 based on 60.4 million weighted-average shares outstanding. Non-GAAP net loss was $(9.1) million for the fourth quarter of 2018, compared to $(4.8) million for the fourth quarter of 2017. Non-GAAP net loss per share was $(0.14) for the fourth quarter of 2018, based on 63.8 million basic and diluted shares outstanding, compared to $(0.08) for the fourth quarter of 2017, based on 60.4 million basic and diluted shares outstanding.

Full Year 2018 Financial Highlights:
•Revenue: Subscription revenue was $115.7 million for the full year 2018, up 40% compared to the full year 2017. Total subscriptions, software and support revenue was $126.0 million for the full year 2018, an increase of 38% from the prior year. Professional services revenue was $100.7 million for the full year 2018, an increase of 18% from the prior year. Total revenue was $226.7 million for the full year 2018, up 28% compared to the full year 2017.

•Operating loss and non-GAAP operating loss: GAAP operating loss was $(46.7) million for the full year 2018, compared to $(31.8) million for full year 2017. Non-GAAP operating loss was $(30.7) million for the full year 2018, compared to $(18.8) million for the full year 2017.

•Net loss and non-GAAP net loss: GAAP net loss was $(49.5) million for the full year 2018, compared to $(31.0) million for the full year 2017. GAAP net loss per basic and diluted share attributable to common stockholders was $(0.80) for the year 2018 based on 62.1 million weighted average shares outstanding, compared to $(0.63) for the full year 2017 based on 49.5 million weighted average shares outstanding. Non-GAAP net loss was $(33.4) million for the full year 2018, compared to $(17.3) million for the full year 2017. Non-GAAP net loss per share was $(0.54) for the full year 2018, based on 62.1 million basic and diluted shares outstanding, compared to $(0.30) for the full year 2017, based on 57.0 million basic and diluted shares outstanding.

•Balance sheet and cash flows: As of December 31, 2018, Appian had cash and cash equivalents of $94.9 million. For the fourth quarter of 2018, cash used in operating activities was $(7.4) million, compared with cash provided by operating activities of $1.0 million in the fourth quarter of 2017. Cash used in operating activities was $(31.3) million for the year ended December 31, 2018, compared to $(9.1) million for the year ended December 31, 2017.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2018 Business Highlights:

•Announced “The Appian Guarantee", which states that new Appian Cloud customers can deploy their first project in just eight weeks and that a technical person can learn Appian in only two weeks. The Appian Guarantee emphasizes Appian's accessibility edge in the low-code market.

•Announced Appian will work with Geoscience Australia, part of the Australian Government under the Department of Industry, Innovation and Science, to improve and digitize the processes supporting travel card integration within the organization’s financial systems.

Financial Outlook:
As of February 21, 2019, guidance for the first quarter 2019 and full year 2019 is as follows:
•First Quarter 2019 Guidance:
◦Subscription revenue is expected to be in the range of $33.3 million and $33.6 million, representing year-over-year growth of between 31% and 32%.
◦Total revenue is expected to be in the range of $59.5 million and $59.8 million, representing year-over-year growth of between 15% and 16%.
◦Non-GAAP operating loss is expected to be in the range of $(10.5) million and $(10.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.17) and $(0.16). This assumes 64.3 million weighted average common shares outstanding.

•Full Year 2019 Guidance:
◦Subscription revenue is expected to be in the range of $148.0 million and $150.0 million, representing year-over-year growth of between 28% and 30%.
◦Total revenue is expected to be in the range of $258.5 million and $262.5 million, representing year-over-year growth of between 14% and 16%.
◦Non-GAAP operating loss is expected to be in the range of $(29.5) million and $(27.5) million.

◦Non-GAAP net loss per share is expected to be in the range of $(0.46) and $(0.42). This assumes 65.1 million non-GAAP weighted average common shares outstanding.

Conference Call Details:
Appian will host a conference call today, February 21, 2019, at 5:00 p.m. ET to discuss Appian's financial results for the fourth quarter and full year ended December 31, 2018 and business outlook. The live webcast of the conference call can be accessed on the Investor Relations page of Appian’s website at http://investors.appian.com. To access the call, please dial (877) 407-0792 in the U.S. or (201) 689-8263 internationally.  Following the call, an archived webcast will be available at the same location on the Investor Relations page.  A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13686334.

About Appian
Appian (NASDAQ: APPN) provides a low-code development platform that accelerates the creation of high-impact business applications. Many of the world’s largest organizations use Appian applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. These non-GAAP financial measures exclude the effect of stock-based compensation expense, change in fair value of warrant liability, loss on extinguishment of debt and gain on disposal of an asset. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the first quarter and full-year 2019, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 21, 2019 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Staci Mortenson
ICR
703-442-1091
investors@appian.com

Media Contact
Nicole Greggs
Director, Media Relations
703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2018	December 31, 2017

Assets
Current assets
Cash and cash equivalents	$94,930	$73,758
Accounts receivable, net of allowance of $600 and $400 at December 31, 2018 and 2017, respectively	79,383	55,315
Deferred commissions, current	14,020	9,117
Prepaid expenses and other current assets	21,293	7,032
Total current assets	209,626	145,222
Property and equipment, net	7,539	2,663
Deferred commissions, net of current portion	15,088	12,376
Deferred tax assets	326	281
Other assets	601	510
Total assets	$233,180	$161,052
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,249	$5,226
Accrued expenses	7,464	6,467
Accrued compensation and related benefits	13,796	12,075
Deferred revenue, current	95,523	70,165
Other current liabilities	2,369	1,182
Total current liabilities	128,401	95,115
Deferred tax liabilities	42	87
Deferred revenue, net of current portion	16,145	18,922
Deferred rent, net of current portion	15,400	1,404
Total liabilities	159,988	115,528
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 29,626,054 shares issued and outstanding as of December 31, 2018; 500,000,000 shares authorized and 13,030,081 shares issued and outstanding as of December 31, 2017	3	1
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 34,290,383 shares issued and outstanding as of December 31, 2018; 100,000,000 shares authorized and 47,569,796 shares issued and outstanding as of December 31, 2017	3	5
Additional paid-in capital	218,284	141,268
Accumulated other comprehensive income	542	439
Accumulated deficit	(145,640)	(96,189)
Total stockholders’ equity	73,192	45,524
Total liabilities and stockholders’ equity	$233,180	$161,052

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)
Revenue:
Subscriptions, software and support	$35,108	$25,398	$126,012	$91,514
Professional services	25,108	25,164	100,731	85,223
Total revenue	60,216	50,562	226,743	176,737
Cost of revenue:
Subscriptions, software and support	3,284	2,488	11,997	9,379
Professional services	18,926	16,169	72,928	55,218
Total cost of revenue	22,210	18,657	84,925	64,597
Gross profit	38,006	31,905	141,818	112,140
Operating expenses:
Sales and marketing	30,177	22,463	105,992	81,966
Research and development	12,332	8,968	44,724	34,835
General and administrative	8,799	7,429	37,821	27,150
Total operating expenses	51,308	38,860	188,537	143,951
Operating loss	(13,302)	(6,955)	(46,719)	(31,811)
Other expense (income):
Other expense (income), net	510	(380)	2295	(2,038)
Interest expense	64	22	198	473
Total other expense (income)	574	(358)	2,493	(1,565)
Loss before income taxes	(13,876)	(6,597)	(49,212)	(30,246)
Income tax expense	27	272	239	761
Net loss	(13,903)	(6,869)	(49,451)	(31,007)
Accretion of dividends on convertible preferred stock	—	—	—	357
Net loss attributable to common stockholders	$(13,903)	$(6,869)	$(49,451)	$(31,364)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.22)	$(0.11)	$(0.80)	$(0.63)
Weighted average common shares outstanding:
Basic and diluted	63,793,704	60,434,368	62,140,684	49,529,833

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)
Cost of revenue
Subscriptions, software and support	$159	$91	$514	$575
Professional services	1,072	169	1,717	1,295
Operating expenses
Sales and marketing	1,692	451	3,473	3,233
Research and development	1,310	364	2,416	2,822
General and administrative	574	982	7,934	5,051
Total stock-based compensation expense	$4,807	$2,057	$16,054	$12,976

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(49,451)	$(31,007)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,021	886
Gain on disposal of equipment	(4)	—
Bad debt expense	211	62
Deferred income taxes	(218)	(251)
Stock-based compensation	16,054	12,976
Fair value adjustment for warrant liability	—	341
Loss on extinguishment of debt	—	384
Changes in assets and liabilities:
Accounts receivable	(23,332)	(9,716)
Prepaid expenses and other assets	(1,025)	(4,162)
Deferred commissions	(7,615)	(3,487)
Accounts payable and accrued expenses	7,461	4,128
Accrued compensation and related benefits	(3)	2,365
Other current liabilities	1,823	383
Deferred revenue	23,023	18,344
Deferred rent, non-current	(266)	(374)
Net cash used in operating activities	(31,321)	(9,128)
Cash flows from investing activities:
Purchases of property and equipment	(7,014)	(433)
Proceeds from sale of equipment	4	—
Net cash used in investing activities	(7,010)	(433)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	—	80,213
Proceeds from public offering, net of underwriting discounts	58,258	—
Payment of costs related to public offerings	(429)	(2,424)
Payment of dividend to Series A preferred stockholders	—	(7,565)
Proceeds from exercise of common stock options	3,133	1,108
Proceeds from issuance of long-term debt, net of debt issuance costs	—	19,616
Repayment of long-term debt	—	(40,000)
Net cash provided by financing activities	60,962	50,948
Effect of foreign exchange rate changes on cash and cash equivalents	(1,459)	1,228
Net increase in cash and cash equivalents	21,172	42,615
Cash and cash equivalents, beginning of period	73,758	31,143
Cash and cash equivalents, end of period	$94,930	$73,758
Supplemental disclosure of cash flow information:
Cash paid for interest	$46	$515
Cash paid for income taxes	$680	$615
Supplemental disclosure of non-cash financing activities:
Conversion of convertible preferred stock to common stock	$—	$48,207
Conversion of convertible preferred stock warrant to common stock warrant	$—	$1,191
Accretion of dividends on convertible preferred stock	$—	$357

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(13,302)	$(6,955)	$(46,719)	$(31,811)
Add back:
Stock-based compensation expense	4,807	2,057	16,054	12,976
Non-GAAP operating loss	$(8,495)	$(4,898)	$(30,665)	$(18,835)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(13,903)	$(6,869)	$(49,451)	$(31,007)
Add back:
Stock-based compensation expense	4,807	2,057	16,054	12,976
Change in fair value of warrant liability	—	—	—	341
Loss on extinguishment of debt	—	—	—	384
Gain on disposal of debt	—	—	(4)	—
Non-GAAP net loss	$(9,096)	$(4,812)	$(33,401)	$(17,306)

Non-GAAP earnings per share:
Non-GAAP net loss	$(9,096)	$(4,812)	$(33,401)	$(17,306)
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	63,793,704	60,434,368	62,140,684	57,043,906
Non-GAAP net loss per share, basic and diluted	$(0.14)	$(0.08)	$(0.54)	$(0.30)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.11)	$(0.80)	$(0.63)
Add back:
Non-GAAP adjustments to net loss per share	0.08	0.03	0.26	0.33
Non-GAAP net loss per share, basic and diluted	$(0.14)	$(0.08)	$(0.54)	$(0.30)

Reconciliation of non-GAAP weighted average shares outstanding, basic and diluted:
GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	63,793,704	60,434,368	62,140,684	49,529,833
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	—	—	7,514,073
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	63,793,704	60,434,368	62,140,684	57,043,906